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                                                                 Exhibit 10.(ac)

                                POLICY STATEMENT
                                       ON
                   BUSINESS ETHICS AND CONFLICTS OF INTERESTS

I. INTRODUCTION; CERTIFICATE OF COMPLIANCE

         This Policy Statement on Business Ethics and Conflicts of Interests is being issued to employees of Largo Vista Group, Ltd. ("Largo Vista" or the "Company") to confirm the Company's commitment to conduct business in an ethical manner and in full compliance with applicable law. It is the Company's expectation that our employees will read and become familiar with the principles expressed in this Policy Statement, and that those principles will be adhered to by all employees in the discharge of their responsibilities. Employees will be required from time to time to affirm their understanding of these principles and their agreement to adhere to them, by signing the Certificate of Compliance that appears at the end of this Policy Statement, and returning it to management.

II. SUMMARY OF PRINCIPLES; SPECIAL SITUATIONS

         Largo Vista employees are expected to comply with all laws governing its operations, and to conduct business in accordance with the highest ethical standards. Largo Vista asks the same high standard of conduct of its employees on or off its property. The following is a summary of principles which guide Largo Vista's business practices under these policies. Although we believe that these principles will address almost every situation, it may be appropriate to consult with management even when a gift or other item falls within the guidelines. That might be the case when the kind of service provided to Largo Vista by the outside party is particularly sensitive, or when a gift or entertainment item might be very unusual under the circumstances. In such cases, Largo Vista requires that the employee either get advance approval from management, or, where advance approval is not practical, the employee should request approval to retain the item in question.

         1. Employees shall not be involved in any activity, including personal investment, which is or gives the appearance of conflict of interest with the business of Largo Vista. Outside business interests require the prior approval of Largo Vista.

         2. Employees dealing with contractors, carriers, suppliers, consultants, customers and other persons having business with the company, shall conduct such activities in the best interests of Largo Vista, without favor or preference.

         3. Gifts, hospitality (meals and the like), entertainment or anything of value, beyond commonly recognized limits, shall not be accepted by employees or their family members from any person who has business dealings with Largo Vista. Gifts, hospitality and entertainment which, because of their nature or value, might reasonably be expected to influence the employee's independent judgment, are beyond acceptable limits. Such value will be measured by the usual standard of living of both the employee and the other person.


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         4. Under no circumstances may cash payments be made to customers. Other gifts, favors and entertainment extended to customers are to be limited in kind and value. The terms of a customer's employee gift policy will be honored by Largo Vista without exception.

         5. Employees in a subordinate/supervisory relationship are not to exchange favors or gifts which could, or appear, to give rise to an obligation. Employees may not use Company property as gifts for other employees.

         6. The Company's property (supplies, personal computers, etc.) is to be used by employees only for the Company's business purposes. Company property may not be sold or otherwise disposed of, except in the ordinary course of business. All employees will be expected to properly account for all Company property for which they are responsible.

         7. Employees shall not use Largo Vista's proprietary information or trade secrets, other than as required by Largo Vista.

         8. Largo Vista independently and unilaterally determines the prices and terms of sale of its products. Employees shall not make any agreement with a competitor affecting the prices, terms, or conditions of sale of Largo Vista products in relation to those of a competitor. Employees shall not exchange information with respect to prices, cost, or other aspects of competition with any Largo Vista competitor, or with any other person.

III. FINANCIAL INTERESTS IN OUTSIDE BUSINESSES

         1. A conflict of interest exists if an employee, or an immediate family member of an employee, has a significant financial interest in a competitor of Largo Vista, or which has business dealings with Largo Vista. A "significant financial interest" is one which is so substantial to the employee that it might appear to create a potential risk of interference with the employee's independent exercise of judgment in the best interest of Largo Vista.

         2. Before an employee or immediate family member acquires a financial interest (or if such person already has an interest) which appears to create a possible conflict of interest, the employee should promptly disclose the facts in writing to management, so that a determination can be made as to whether a conflict of interest does exist. The employee will be expected to take whatever action is determined by Largo Vista to be appropriate to resolve any conflict which it finds to exist.

IV. OTHER INVOLVEMENT IN OUTSIDE BUSINESSES

         1. A conflict of interest exists if an employee engages as a director, officer, employee, promoter or consultant in an outside business which (a) is a competitive business, or (b) has business dealings with Largo Vista in which the employee participates or is able to exert influence, or (c) interferes with the employee's obligation to devote full time and attention to his or her job responsibilities, or (d) operates in a manner which reflects adversely upon Largo Vista. A conflict of interest may also arise when an immediate family member is a director, officer, employee, or consultant with a company which is a competitive business, or which has business dealings with Largo Vista in which the employee participates or is able to exert influence.

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         2. Before an employee or immediate family member becomes involved in an outside business (or if such person already is involved) which creates a possible conflict of interest, the employee should promptly disclose the facts in writing to management, so that a determination can be made as to whether a conflict of interest does exist. The employee will be expected to take whatever action is determined by Largo Vista to resolve any conflict which it finds to exist.

V. RECEIPT OF EMPLOYMENT-RELATED GIFTS

A. General

         1. No employee or immediate family member may accept from any person or company which has business dealings with Largo Vista, gifts or gratuities (including favors, consideration, discounts, and the like, which are not generally available to all Largo Vista employees) which go beyond common courtesies usually associated with accepted business practice.

         2. In no event may a Largo Vista employee accept in any one year from any person which has business dealings with Largo Vista, a gift or series of gifts which the employee should reasonably believe has a value exceeding $300.

         3. No employee may accept cash or cash equivalents (gift certificates, credits, etc.) of any amount from any person which has business dealings with Largo Vista.

         4. In those circumstances where the nature of the relationship with the third party is unusually sensitive or the gift in question seems extraordinary, the employee must either obtain advance approval from management, or, where advance approval is not practical, the employee must request approval to retain the item in question.

B. Entertainment

         1. No employee or immediate family member may accept, from any person having business dealings with Largo Vista, entertainment which goes beyond common courtesies usually associated with accepted business practice.

         2. Employees may accept invitations to lunch, dinner, or other social events (ball games, concerts, etc.) as an expression of normal business courtesy, provided that they are not intended to induce special consideration or advantage.

         3. In those circumstances where the nature of the relationship with the third party is unusually sensitive or the event in question seems extraordinary, the employee must obtain advance approval from management.

C. Gifts Between Employees

         Employees in a subordinate/supervisory relationship are not to exchange favors or gifts which could or appear to give rise to an obligation.

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VI. Relationships With Customers

A. General

         It is recognized that business practices and common courtesy sometimes require that gifts, favors, and entertainment be extended to present or prospective customers. These occasions are strictly limited and may not involve secret commissions, hidden gratuities, or payments to third parties who might have influence on such customers.


B. Gifts, Favors, and Entertainment

         Gifts, favors, and entertainment may be extended to any customer or prospective customer, only if all of the following conditions are met:

         1. They are not in violation of any applicable law.

         2. They are not for the purpose of securing a preferential customer action, but rather are given as a courtesy for a courtesy received, or to build goodwill, much as one would do socially.

         3. They are not in violation of generally accepted ethical standards.

         4. They are of such limited value, and are in such form, that they cannot be construed as a bribe or payoff.

         5. The customer has not advised that it has a policy against or otherwise limits receipt of gifts, favors, and entertainment by its employees and agents. Any such customer policy must be adhered to strictly.

         6. Public disclosure of the facts surrounding them would not embarrass Largo Vista or the customer in any way.


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                            CERTIFICATE OF COMPLIANCE

      I have read and understand the Largo Vista Group, Ltd. Policy Statement on Business Ethics and Conflicts of Interests. This will confirm that I will adhere in all respects to the principles and rules contained in the Policy Statement. If I am in doubt about whether any given proposed conduct will be in compliance with such principles and rules, I will seek (and follow) guidance as required by the Policy Statement. I further confirm my understanding that any failure to comply with these principles and rules will subject me to disciplinary action, up to and including dismissal from employment with the Company.

      I certify to the Company that I am not in violation of the Policy Statement, unless I have noted such violation in a signed Statement of Exceptions attached to this Certificate.



-------------------------------
(Signature)

Name: ______________________
(Please Print)

Position _____________________

Location _____________________

Date ________________________

[ ] A Statement of Exceptions is attached.

[ ] No Statement of Exceptions is attached.


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